UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 26, 1999


                             CFI ProServices, Inc.
            (Exact name of registrant as specified in its charter)


      Oregon                        0-21980                     93-0704365
(State or other jurisdiction      (Commission                  (IRS Employer
         of incorporation)       File Number)              Identification No.)


                    400 S.W. Sixth Avenue, Portland, Oregon              97204
                   (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code:    (503) 274-7280













     This Form 8-K consists of 46 pages. Exhibits are indexed on page 4.


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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

            Effective as of January 1, 1999, CFI ProServices, Inc. (the "Company"), acquired substantially all of the assets of Modern Computer Systems, Inc., a Minnesota corporation ("MCS"), and certain related corporations (collectively, the "Assets"). MCS, whose principal executive offices are located in Burnsville, Minnesota, provides back office ("host") data processing and related services to financial institutions. In accordance with the terms of an Asset Purchase and Sale Agreement (the "Agreement") executed on January 26, 1999 by the Company, MCS, Ronald L. Ingersoll (the sole shareholder of MCS, "Ingersoll"), and BankServ, Inc., Inasyst, Inc. and Dealer Computer Systems, Inc. (all Minnesota corporations owned by Mr. Ingersoll either solely or in joint tenancy with his spouse, and collectively with Ingersoll and MCS, the "Sellers"), the Company agreed to pay a combination of cash and shares of the Company's common stock (the "CFI Stock") in the aggregate amount of $6,550,000 (the "Purchase Price") to MCS for the Assets, and $100,000 to Ingersoll as consideration for a non-compete agreement.

            The Agreement provides for the payment of the Purchase Price as follows:

            (a) Cash in the aggregate net amount of approximately $5,400,000 ($6,000,000 less cash received of approximately $600,000).

            (b) 50,000 shares of CFI Stock, having an aggregate market value on that date equal to approximately $650,000. The CFI Stock is not registered and, as such, is a "restricted security" as that term is defined in Rule 144 of the Securities Act of 1933, as amended.

            The Purchase Price of the Assets was determined by negotiation between the Company and Ingersoll. Prior to entering into the Agreement, there was no relationship between the Company and any of the Sellers.

            MCS does not own a significant amount of assets categorized as property and equipment and MCS leases the facilities out of which it currently operates. The Company intends that it will continue to utilize these facilities and equipment (primarily computer equipment) in the same manner MCS utilized them prior to the Company's acquisition of the Assets. The other corporate Sellers do not own any assets categorized as property and equipment and do not lease any operating facilities.

            The Company's acquisition of the Assets was financed through working capital. The Company does not expect to borrow any funds in connection with its payment obligations pursuant to the acquisition.

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

            In connection with this acquisition, the Company believes it will likely take a pre-tax charge in the first quarter of 1999 representing the value, to be determined by independent appraisal, of acquired in-process research and development.

            The Agreement is being filed as Exhibit 2.1, and is incorporated into this Current Report on Form 8-K by this reference.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            (a) Financial statements of businesses acquired. The Company's acquisition of the Assets does not qualify as the acquisition of a significant business pursuant to Item 2, Instruction 4 of Form 8-K and Rule 11-01(b) of Regulation S-X. As such, financial statements are not required pursuant to Rule 3-05(b)(2)(i).

            (b) Pro forma financial information. The Company's acquisition of the Assets does not qualify as the acquisition of a significant business pursuant to Item 2, Instruction 4 of Form 8-K. As such, pro forma financial information is not required pursuant to Rule 11-01 of Regulation S-X.

            (c)   Exhibits.

                  Exhibit No.       Description

                  2.1 Asset Purchase and Sale Agreement, dated effective January 1, 1999, among CFI ProServices, Inc., Modern Computer Systems, Inc., BankServ, Inc., Inasyst, Inc., Dealer Computer Systems, Inc., and Ronald L. Ingersoll


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CFI PROSERVICES, INC.


Date:  February 10, 1999                  By:   /s/ Jeffrey P. Strickler
                                             --------------------------------
                                             Jeffrey P. Strickler
                                             Vice President and General Counsel

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

                                INDEX TO EXHIBITS


                                                                  Sequentially
                                                                    Numbered
Exhibit Number    Description                                         Page
--------------    ----------------------------------------        ------------
2.1               Asset Purchase and Sale Agreement, dated             -5-
                  effective January 1, 1999, among
                  CFI ProServices, Inc., Modern Computer
                  Systems, Inc., BankServ, Inc., Inasyst, Inc.,
                  Dealer Computer Systems, Inc., and Ronald L.
                  Ingersoll

                                       4